As filed with the Commission on __________________, 1995   File No. 33-_________



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    ----------

                                    Form S-8
                             REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                    ----------
                            The Timberland Company
    ----------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

           Delaware                                               02-0312554
- -------------------------------                              -------------------
(State or Other Jurisdiction of                                 (IRS Employer
Incorporation or Organization)                              Identification No.)



                               200 Domain Drive
                           Stratham, New Hampshire
    ----------------------------------------------------------------------
          (Address of Principal Executive Office, including Zip Code)

                       1991 EMPLOYEE STOCK PURCHASE PLAN
                       ---------------------------------
                            (Full Title of the Plan)

                               Sidney W. Swartz
                            The Timberland Company
                               200 Domain Drive
                        Stratham, New Hampshire  03885
                                (603) 772-9500
    ----------------------------------------------------------------------
           (Name, Address and Telephone Number of Agent for Service)

                        CALCULATION OF REGISTRATION FEE

- ---------------------------------------------------------------------------------------------------------------
Title of                    Amount             Proposed                  Proposed                Amount of
Securities                  to be              maximum                   maximum                 Registration
to be                       registered         offering                  aggregate               fee
registered                                     price per                 offering
                                               share1                    price1
- ---------------------------------------------------------------------------------------------------------------
  Class A Common Stock,      100,000 shares     $23.00                   $2,300,000.00           $794.00
     $0.01 par value
- ---------------------------------------------------------------------------------------------------------------


- -----------------------------

1        Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices of the Class A Common Stock of The Timberland Company as
reported on the New York Stock Exchange on June 14, 1995.


                                       Exhibit Index appears on page 6.

                     REGISTRATION OF ADDITIONAL SECURITIES


The Timberland Company (the "Company" or "Registrant") hereby incorporates by reference the contents of the Registrant's Registration Statement on Form S-8, File number 33-41660. The purpose of this Registration Statement is to register an additional 100,000 shares of the Company's Class A Common stock for issuance under the Company's 1991 Employee Stock Purchase Plan.


ITEM 8.  EXHIBITS
         --------
      EXHIBIT
        4.         Copy of The Timberland Company's 1991 Employee Stock Purchase Plan, as amended to date.

        5.         Opinion of Ropes & Gray.

       23.1        Consent of Deloitte & Touche

       23.2        Consent of Ropes & Gray (contained in Exhibit 5).

       24.         Power of Attorney (included in Part II of the Registration Statement under the caption "signatures").



ITEM 9.  UNDERTAKINGS.
         ------------

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i)     To include any prospectus required by Section 10(a)(3)
                  of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Stratham, State of New Hampshire, on this 19th day of June, 1995.

                                         THE TIMBERLAND COMPANY


                                         By: /s/  Sidney W. Swartz
                                             ---------------------------------
                                             Sidney W. Swartz
                                             President

                               POWER OF ATTORNEY
                               -----------------

         Each person whose signature appears below constitutes and appoints Jeffrey B. Swartz, Keith D. Monda and Dennis W. Hagele and each of them singly, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstititution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 to be filed by The Timberland Company, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature                                   Title                                       Date
- ---------                                   -----                                       ----
                                            Chairman of the Board, Chief
                                            Executive Officer, President and
/s/ Sidney W. Swartz                        Director                                    June 19, 1995
- ------------------------------------
Sidney W. Swartz

                                            Executive Vice President, Chief
/s/  Jeffrey B. Swartz                      Operating Officer and Director              June 19, 1995
- ------------------------------------
Jeffrey B. Swartz
                                            Senior Vice President - Finance and
                                            Administration and Chief Financial
/s/  Keith D. Monda                         Officer                                     June 19, 1995
- ------------------------------------
Keith D. Monda

                                            Vice President - Finance and Chief
/s/   Dennis W. Hagele                      Accounting Officer                          June 19, 1995
- ------------------------------------
Dennis W. Hagele


/s/  Robert M. Agate                        Director                                    June 19, 1995
- ------------------------------------
Robert M. Agate


/s/  John F. Brennan                        Director                                    June 19, 1995
- ------------------------------------
John F. Brennan


/s/  Abraham Zaleznik                       Director                                    June 19, 1995
- ------------------------------------
Abraham Zaleznik


                                                           EXHIBIT INDEX
                                                           -------------

   EXHIBIT NO.                                        TITLE                                           PAGE
- ------------------       ------------------------------------------------------------             ------------
 4.                      The Timberland Company 1991 Employee Stock Purchase Plan.                     7

 5.                      Opinion of Ropes & Gray.                                                     13

23.1                     Consent of Deloitte & Touche.                                                14

23.2                     Consent of Ropes & Gray (contained in Exhibit 5).                            --

24.                      Power of Attorney (included in Part II of the Registration
                         Statement under the caption "Signatures").                                   --







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